Exhibit 99
ShopNBC Announces Second Quarter Fiscal 2009 Financial Results
MINNEAPOLIS, MN — (MARKET WIRE) — August 19, 2009 — ShopNBC (NASDAQ: VVTV), the premium lifestyle brand in electronic retailing, today announced financial results for its second fiscal quarter ended August 1, 2009. ShopNBC is available anywhere: cable and satellite TV, mobile devices (iPhone and iPod Touch), online at www.ShopNBC.com, and streamed live at www.ShopNBC.TV.
Second Quarter Results
Second quarter revenues were $119.3 million, a 16% decrease from the same period last year, driven primarily by the intended reduction of the company’s average selling price. EBITDA, as adjusted, was a loss of ($5.7) million compared to an EBITDA, as adjusted, loss of ($10.7) million in the year-ago period. Net loss for the second quarter was ($8.2) million compared to a net loss of ($15.7) million for the same quarter last year.
Second Quarter Highlights
The company noted several key improvements in the quarter:
Leadership. The Board of Directors unanimously appointed TV shopping and retail veteran Randy Ronning as Chairman of the Board, and selected direct response veteran Edwin Garrubbo as a Director. The company also strengthened its senior management team during the quarter with the appointment of industry veteran Carol Steinberg as Senior Vice President of E-Commerce.
Suzanne Somers. Renowned TV personality, successful entrepreneur, and national best-selling author of 19 books joined the ShopNBC network. Launching September 18, 2009, Suzanne Somers will bring the full range of her product line and loyal fan base to ShopNBC’s on-air, online and print platforms, which will span the categories of home, jewelry, fashion & accessories, food, vitamin supplements, and beauty & personal care.
Customers. Customer trends continued to improve with new and active customers up by 59% and 32%, respectively, in the second quarter vs. the same period last year. Return and cancel rates decreased by double digits vs. last year’s same period, reflecting improvements in delivery time, customer service, product quality, and lower price points. Customer service inquiries decreased 18% in the quarter.
Merchandising. Gross profit margin increased to 34.8% vs. 31.5% in the previous quarter. Improved margins were driven by a higher percentage of merchandise sold at full margin and a leaner mix of electronics. The company intends to improve gross margins throughout the second half of the year, as the company increases its number of higher margin reorders and expands its merchandise assortment in higher margin categories.
•	Net average selling price was lowered to $112 during the quarter vs. $194 in the year-ago quarter.

•	A record 106 new vendors were added to ShopNBC’s new and existing merchandise categories of home, fashion, beauty and jewelry. The company launched a record 60 new show titles, product categories and brands in the quarter, such as Intelligent Nutrients organic beauty, Thomas Kinkade paintings, cosmeceutical pioneer Janson Beckett, Encanto footwear, and a new show series “Discovering Gourmet Foods.” Additionally, a record 32 new guest experts were added to the network’s talent ranks, including TV shopping veteran Dave King, gem expert Paul Deasy, and fashion expert Khaliah Ali, to mention a few.

•	Successful sales events and key items wins: “Founders Day” with sales of $7.5 million; “Must Watch” with sales of $5 million, which included a finale at midnight with $500,000 in sales in 20 minutes of 1,200 Invicta Reserve Men’s Lupah Watches; “Mid-Year Clearance” with sales of $14 million and over 1,000 sell-outs; a Toshiba 17” Notebook Package w/HP All-in-One Printer with sales of $2.1 million; and an Invicta Men’s Subaqua Noma III Swiss Quartz Chronograph Watch with sales of $1.9 million.

•	Net units in the quarter increased a record 40% as lower price points and new merchandise drove increased customer activity. Net unit successes include a record 10,200 Grand Suites 600TC Embroidered Egyptian Cotton Sheet Sets in June; a new record of 14,400 Grand Suites 800TC Egyptian Cotton Solid Sateen Sheet Sets in July; 6,500 Sterling Silver 8-9mm Colored Freshwater Cultured Pearl Earrings; and 5,900 TomTom ONE-S 3rd Edition portable GPS car navigation systems.
Monetized Illiquid Auction Rate Securities. ShopNBC monetized its portfolio of illiquid auction rate securities for $19.4 million in cash. The company’s auction rate securities portfolio had a carrying value of $15.7 million and the sale resulted in a non-operating gain of $3.7 million.
Cash and Securities Balance. Second quarter cash and securities balance ended at $36.3 million, including $8.5 million of restricted cash. This cash and securities balance is a decrease of $18.1 million vs. the prior quarter driven by the EBITDA loss of ($5.7) million and $13.5 million of working capital spend. The company did not repurchase any shares in the quarter.
Operating Expenses. Operating expenses decreased $12 million year-over-year or 19% in the quarter. This decrease was driven by broad-based reductions in the company’s cost structure, including lower cable and satellite fees, lower headcount vs. the prior-year period, reduced online marketing spend, and a significant decline in transactional costs in the areas of order capture, customer service and fulfillment.
ShopNBC.com. The company’s Internet business is attracting new and returning customers at an increasing rate as online product assortment expands. Year-to-date conversion is up 36%. Use of live chat for sales assistance and enhanced email retention programs allowed for stronger visitor engagement, customer education, and overall site penetration. Going forward, the company will optimize ShopNBC.com with the next phase of its mobile strategy, expand its social networking initiatives, and improve its natural search presence in key merchandise categories.
“The second quarter was another solid foundation building period for the company in its turnaround,” said Keith Stewart, ShopNBC’s President and CEO. “We have the right leadership team in place. We are buying the right merchandise and building up our reorder business. With improved inventory levels, higher margins and lower price points, positive business metrics continued to take form. The customer is responding to our new merchandise strategy and to our new expert guests, all of which can be seen in the positive trends in new and active customer counts.”
Added Stewart: “These are the critical building blocks being laid, and they are very good signs for this business. I am highly encouraged about the progress made during the first half of the year. Year-to-date EBITDA, as adjusted, is $10.5 million better than last year. These steps are a necessary precursor to improved sales and profits.”
Conference Call Information
The company has scheduled its conference call for 11 a.m. EDT / 10 a.m. CDT on Wednesday, August 19, 2009, to discuss the results for the fiscal second quarter. To participate in the conference call, please dial 1-800-369-2172 (pass code: SHOPNBC) five to ten minutes prior to the call time. If you are unable to participate live in the conference call, a replay will be available for 30 days. To access the replay, please dial 1-800-297-0782 with pass code 7467622 (keypad: SHOPNBC).

You also may participate via live audio stream by logging on to https://e-meetings.verizonbusiness.com. To access the audio stream, please use conference number 8457395 with pass code: SHOPNBC. A rebroadcast of the audio stream will be available using the same access information for 30 days after the initial broadcast.
EBITDA and EBITDA, as adjusted
The Company defines EBITDA as net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses); non-cash impairment charges and writedowns, restructuring and CEO transition costs; and non-cash share-based compensation expense. Management has included the term EBITDA, as adjusted, in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar small cap, higher growth companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.
About ShopNBC
ShopNBC is a multi-channel electronic retailer operating with a premium lifestyle brand. The shopping network reaches 73 million homes in the United States via cable affiliates and satellite: DISH Network channel 134 and 228; DIRECTV channel 316. www.ShopNBC.com is recognized as a top e-commerce site. ShopNBC is owned and operated by ValueVision Media (NASDAQ: VVTV). For more information, please visit www.ShopNBC.com/ir.
Forward-Looking Information
This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company’s programming and the fees associated therewith; the success of the Company’s e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company’s operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
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Contacts:
Frank Elsenbast
Chief Financial Officer
952-943-6262
Anthony Giombetti
Media Relations
612-308-1190

VALUE VISION MEDIA, INC.
Key Performance Metrics*
(Unaudited)

	Q2			YTD
	For the three months ending			For the six months ending
	8/1/2009	8/2/2008%		8/1/2009	8/2/2008%
Program Distribution
Cable FTEs	43,885	42,988	2%	43,836	42,673	3%
Satellite FTEs	29,524	28,676	3%	29,348	28,528	3%

Total FTEs (Average 000s)	73,410	71,664	2%	73,183	71,201	3%

Net Sales per FTE (Annualized)	$6.50	$7.92	-18%	$6.92	$8.32	-17%

Customer Counts Year-to-Date
New	102,421	64,436	59%	215,448	135,027	60%
Active	351,057	265,323	32%	557,456	431,643	29%

Product Mix
Jewelry	28%	39%		24%	41%
Apparel, Fashion Accessories, Health & Beauty	12%	9%		11%	10%
Computers & Electronics	16%	18%		23%	17%
Watches, Coins & Collectibles	33%	26%		33%	23%
Home & All Other	11%	8%		9%	9%

Net Units (000s)	980	701	40%	1,832	1,475	24%

Average Price Point — net units	$112	$194	-42%	$127	$195	-35%

Return Rate	21.8%	31.5%	-9.7 ppt	21.7%	34.0%	-12.3 ppt

*	Includes ShopNBC TV and ShopNBC.com only.

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	For the Three Month Periods Ended		For the Six Month Periods Ended
	August 1,	August 2,	August 1,	August 2,
	2009	2008	2009	2008
Net sales	$119,345	$141,927	$253,147	$298,215
Cost of sales (exclusive of depreciation and amortization shown below)	77,785	94,046	169,398	200,378

Operating expense:
Distribution and selling	43,885	53,827	89,124	110,910
General and administrative	4,309	5,682	8,936	12,017
Depreciation and amortization	3,427	4,246	7,216	8,565
Restructuring costs	485	—	589	330
CEO transition costs	223	553	300	830

Total operating expense	52,329	64,308	106,165	132,652

Operating loss	(10,769)	(16,427)	(22,416)	(34,815)

Other income (expense):
Interest income	146	761	363	1,586
Interest expense (Series B Preferred Stock)	(1,235)	—	(1,978)	—
Gain on sale of investments	3,628	—	3,628	—

Total other income (expense)	2,539	761	2,013	1,586

Loss before income taxes	(8,230)	(15,666)	(20,403)	(33,229)
Income tax (provision) benefit	(5)	(18)	157	(33)

Net loss	(8,235)	(15,684)	(20,246)	(33,262)
Excess of preferred stock carrying value over redemption value	—	—	27,362	—
Accretion of redeemable Series A preferred stock	—	(73)	(62)	(146)

Net income (loss) available to common shareholders	$(8,235)	$(15,757)	$7,054	$(33,408)

Net income (loss) per common share	$(0.26)	$(0.47)	$0.22	$(0.99)

Net income (loss) per common share—assuming dilution	$(0.26)	$(0.47) $	0.21	$(0.99)

Weighted average number of common shares outstanding:
Basic	32,272,841	33,574,131	32,688,289	33,576,015

Diluted	32,272,841	33,574,131	33,391,279	33,576,015

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	August 1,	January 31,
	2009	2009
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$27,869	$53,845
Restricted cash	8,461	1,589
Accounts receivable, net	56,770	51,310
Inventories	48,834	51,057
Prepaid expenses and other	4,942	3,668

Total current assets	146,876	161,469

Long term investments	—	15,728
Property and equipment, net	29,998	31,723
FCC broadcasting license	23,111	23,111
NBC Trademark License Agreement, net	5,768	7,381
Other Assets	491	2,088

	$206,244	$241,500

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$46,232	$64,615
Accrued liabilities	36,785	30,657
Deferred revenue	725	716

Total current liabilities	83,742	95,988

Deferred revenue	1,510	1,849
Accrued Dividends (Series B Preferred Stock)	2,067	—

Series B Mandatorily Redeemable Preferred Stock $.01 par value, 4,929,266 shares authorized; 4,929,266 shares issued and outstanding	11,013	—

Commitments and Contingencies

Series A Redeemable Convertible Preferred Stock, $.01 par value, 5,339,500 shares authorized;	—	44,191

Shareholders’ equity:
Common stock, $.01 par value, 100,000,000 shares authorized; 32,317,620 and 33,690,266 shares issued and outstanding	323	337
Warrants to purchase 6,029,487 shares of common stock	671	138
Additional paid-in capital	314,547	286,380
Accumulated deficit	(207,629)	(187,383)

Total shareholders’ equity	107,912	99,472

	$206,244	$241,500

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
Reconciliation of EBITDA, as adjusted, to Net Loss:

			Six-Month	Six-Month
	Second Quarter	Second Quarter	Period Ended	Period Ended
	1-Aug-09	2-Aug-08	1-Aug-09	2-Aug-08

EBITDA, as adjusted (000’s)	$(5,733)	$(10,666)	$(12,521)	$(23,059)
Less:
Gain on sale of investments	3,628	—	3,628	—
Restructuring costs	(485)	—	(589)	(330)
CEO transition costs	(223)	(553)	(300)	(830)
Non-cash share-based compensation	(901)	(962)	(1,790)	(2,031)

EBITDA (as defined) (a)	(3,714)	(12,181)	(11,572)	(26,250)

A reconciliation of EBITDA to net loss is as follows:

EBITDA, as defined	(3,714)	(12,181)	(11,572)	(26,250)
Adjustments:
Depreciation and amortization	(3,427)	(4,246)	(7,216)	(8,565)
Interest income	146	761	363	1,586
Interest expense	(1,235)	—	(1,978)	—
Income taxes	(5)	(18)	157	(33)

Net loss	$(8,235)	$(15,684)	$(20,246)	$(33,262)

(a)  EBITDA as defined for this statistical presentation represents net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses); non-cash impairment charges and writedowns, restructuring and CEO transition costs; and non-cash share-based compensation expense.
     Management has included the term EBITDA, as adjusted, in its EBITDA reconciliation in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar small cap, higher growth companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.